EXHIBIT 10.11

CAMDEN LEARNING CORPORATION

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) between Camden Learning Corporation, a Delaware corporation (the “Company”), and Camden Learning LLC, a Delaware limited liability company (the “Stockholder”) takes effect on November 23, 2009.

Reference herein is made to that certain Amended and Restated Agreement and Plan of Reorganization, by and among the Company, Dlorah Subsidiary, Inc. and Dlorah, Inc., dated August 11, 2009, as amended October 26, 2009 (the “Merger Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Merger Agreement shall have the same meanings as set forth with respect to such terms in the Merger Agreement.

RECITALS

A.	In connection with the transactions contemplated by the Merger Agreement, Stockholder received 575,000 shares of the Company’s common stock, $0.0001 par value (the “Shares”).

B.	The Stockholder and the Company have agreed to certain restrictions with respect to the ownership and transferability of the Shares, in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration of the above recitals and the promises set forth in this Agreement, the parties agree as follows:

1.           Restriction. Stockholder shall be prohibited from selling, assigning, transferring, pledging, encumbering or otherwise disposing of the Shares, and the Shares shall be subject to forfeiture, until such time as the Company’s common stock shall have traded at or above $8.00 per share for any sixty (60) consecutive Trading Day period occurring prior to November 23, 2014 (the “Restriction”). In the event such trading price threshold is achieved, the Restriction will lapse and the Shares will no longer be subject to forfeiture. In the event such trading price threshold is not achieved, the Shares will automatically be forfeited on November 23, 2014.

2.           Status of Participant. Upon issuance of the Shares, Stockholder will be recorded as a registered stockholder of the Company with respect to the Shares. The Company will promptly provide to Stockholder written confirmation of such issuance and recordation. Upon issuance of the Shares, Stockholder will have all rights of a holder of common stock of the Company, including, without limitation, voting rights. Rights to dividends and distributions in respect of the Shares shall be credited on the Company’s books and records and accrued in favor of the Stockholder, but shall not be paid unless and until the Restriction is removed.

3.           Transferability. Stockholder shall not sell, transfer, assign or otherwise dispose of any Shares while the Shares are Restricted. Notwithstanding anything else in this Agreement to the contrary, the provisions of this Section 3 shall not apply to any transfer or gift during lifetime or death of the Stockholder to a Permitted Transferee provided that: (a) Stockholder informs the Company of such transfer prior to effecting it; and (b) the transferee or donee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement.

If the Stockholder is an individual person, “Permitted Transferee” means (a) any lineal descendant of Stockholder, excluding any person adopted after attaining age eighteen and any descendant of that person; (b) any trust if the trust was created by the Stockholder for the benefit of his or her lineal descendants; (c) any trust if the trust is revocable by the Stockholder and if the Stockholder is the primary beneficiary of that trust during his or her lifetime; and (d) the Stockholder’s spouse.

If the Stockholder is a company, partnership or trust, “Permitted Transferee” means (a) any lineal descendant of a shareholder, partner, or beneficiary of Stockholder, excluding any person adopted after attaining age eighteen and any descendant of that person; (b) any trust if the trust was created by a shareholder, partner or beneficiary of the Stockholder; (c) any trust if the trust is revocable by a shareholder, partner or beneficiary of the Stockholder, and if the shareholder, partner, or beneficiary of the Stockholder is the primary beneficiary of that trust during his or her lifetime; (d) partners, members or shareholders of the Stockholder; and (e) the spouse of a shareholder, partner or beneficiary of the Stockholder.

4.           Securities Law Compliance; Certain Representations.

(a)           The Shares acquired by Stockholder under this Agreement have been acquired for investment for Stockholder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Stockholder has no present intention of selling, granting any participation in or otherwise distributing the Shares. Stockholder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity or to any other person or entity, with respect to any of the Shares.

(b)           Stockholder represents and warrants that it (i) has been furnished with all information which it deems necessary to evaluate the merits and risks of receipt of the Shares; (ii) has had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company; and (iii) has been given the opportunity to obtain any additional information it deems necessary to verify the accuracy of any information obtained concerning the Shares and the Company. Stockholder is an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(c)           Stockholder hereby agrees that it will in no event sell or distribute all or any part of the Shares unless (i) there is an effective registration statement under the Securities Act, and applicable state and other securities law covering any such transaction involving the Shares; or (ii) the Company receives an opinion of Stockholder’s legal counsel stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. The Company shall provide promptly to Stockholder all information reasonably requested in connection with preparing such opinion. Stockholder understands that the Company has no obligation to register the Shares with the Securities and Exchange Commission (the “SEC”) and has not represented to Stockholder that the Company will so register the Shares.

(d)           Stockholder confirms that it has been advised, prior to its receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator or other governmental entity under the Securities Act or any other applicable securities act.

(e)           The Company represents and warrants that each of the issuance and delivery of the Shares in accordance with the Agreement, as well as the execution and delivery of this Agreement, has been duly authorized by all necessary corporate action on the part of the Company, and that all such Shares have been duly reserved for issuance and that the Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable and free and clear of any liens or encumbrances except for restrictions on transfer set forth herein and under applicable securities laws (subject only to the vesting and forfeiture provision in this Agreement). The Company further represents and warrants that assuming the accuracy of Section 4(a), the issuance of the Shares to Stockholder does not require registration under the Securities Act and is in compliance with applicable federal and state securities laws.

5.            Book Entry Registration of the Shares. The Company will issue the Shares by registering the Shares in book entry form in Stockholder’s name and the applicable restrictions will be noted in the Company’s records and book entry system. No certificate(s) representing the Shares will be issued unless and until the Restriction shall have been removed. Subject to provision by Stockholder of any documentation reasonably requested by the Company, upon written request by Stockholder, the Company will provide such documentation as is reasonably necessary to (a) remove any restrictions under this Agreement with respect to the Shares, or (b) otherwise facilitate a lawful transfer of the Shares pursuant to the terms and conditions of this Agreement.

6.            Restrictive Legends. The restrictions noted in the Company’s records and any certificate or certificates representing the Shares shall bear the following legend in substantially the following form (as well as any other legends required by applicable state and federal corporate securities laws) as reasonably deemed appropriate by the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR THE SECURITIES LAWS OF ANY STATES AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION OR OTHER TRANSFER THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR THE COMPANY’S RECEIPT OF AN OPINION OF TRANSFEROR’S LEGAL COUNSEL STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER 23, 2009 AND MAY ONLY BE TRANSFERRED IN COMPLIANCE THEREWITH.

Notwithstanding the foregoing, upon Stockholder’s request, promptly following the date that Shares may be sold under Rule 144 without volume restrictions or manner of sale limitations, the Company shall cause its legal counsel to issue a legal opinion to Stockholder (which opinion shall be reasonable in form and substance) that any and all certificates representing such Shares shall be issued free of all legends.

7.          Capital Adjustments. If any of the outstanding Shares should be changed into, or exchanged for, a different number or kind of shares of the capital stock or other securities of the Company, or, if further changes or exchanges of any capital stock or other securities into which the Shares will have been changed, or for which it will have been exchanged, will be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, reclassification, split-up, combination of shares or otherwise), then there will be substituted and exchanged therefor the number and kind of shares of capital stock or other securities into which each outstanding Share will be so changed or exchanged. In the event of any such changes or exchanges, if the Board of Directors of the Company, in its sole discretion, should determine that in order to prevent dilution or enlargement of rights under this Agreement, an adjustment should be made in the number or kind of shares of capital stock or other securities subject to this Agreement, such adjustment will be made and will be effective and binding for all purposes of this Agreement.

8.          Notices. Notices required hereunder shall be given in person or by registered mail to the address of Stockholder shown on the records of the Company, and to the Company at its respective principal executive offices.

9.          Survival of Terms. This Agreement shall apply to and bind Stockholder and the Company and their respective permitted assignees and transferees, heirs, executors, administrators and legal successors. The parties covenant and agree that they and their respective permitted assignees and transferees, heirs, executors, administrators and legal successors will execute any and all instruments, releases, assignments and other consents which may reasonably be required of them in order to carry out the provisions of this Agreement.

10.        Counterparts and Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and by facsimile.

11.          Entire Agreement; Governing Law. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and Stockholder with respect to the subject matter hereof, and may not be modified adversely to the Stockholder’s interest except by means of a writing signed by the Company and Stockholder. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state.

12.          Amendment. This Agreement shall not be amended in any manner so as to increase the benefits or reduce the burdens hereunder to the Stockholder unless the Company simultaneously amends all other Restricted Stock Agreements executed by the Company on the date hereof.

Stockholder represents that it has read this Agreement and is familiar with its terms and provisions. Stockholder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company upon any questions arising under this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

CAMDEN LEARNING, LLC		CAMDEN LEARNING CORPORATION

By:	Camden Partners Strategic III, LLC	By:	/s/ David Warnock
Title: Manager			David Warnock, President and CEO

By:	Camden Partners Strategic Manager, LLC

Title: Manager

By:	/s/ Donald W. Hughes

Name: Donald W. Hughes

Title: Managing Member

Dated: November 23, 2009

[Signature Page to Restricted Stock Agreement]